Exhibit (b)(2)

SECTION 906 CERTIFICATIONS

In connection with this report on Form N-CSR for each Registrant listed in Appendix A as furnished to the Securities and Exchange Commission on the date hereof (the “Reports”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Reports for each Registrant fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

(2) The information contained in the Reports fairly presents, in all material respects, the financial condition and the results of operations of each Registrant.

By:

/s/ Dmitri L. Stockton
Dmitri L. Stockton
Trustee, President and Chief Executive Officer
GE Asset Management Incorporated

Date: February 22, 2013

By:

/s/ Arthur A. Jensen
Arthur A. Jensen
Treasurer, Elfun Funds

Date: February 22, 2013

Appendix A

Elfun International Equity Fund

Elfun Trusts

Elfun Diversified Fund

Elfun Tax-Exempt Income Fund

Elfun Income Fund

Elfun Money Market Fund